Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACTS:

For Pinnacle	For Mid-America

Harold Carpenter (investment community)	Gary Scott
(615) 744-3742	(615) 662-6026

Vicki Kessler (news media)	http://www.mid-americabancsharesinc.com
(615) 320-7532	http://www.primetrustbank.com
http://www.bankofthesouth.net
http://www.pnfp.com
PINNACLE FINANCIAL ANNOUNCES THE IN-MARKET ACQUISITION OF
MID-AMERICA BANCSHARES
Accretive to Pinnacle’s earnings in first 12 months
Nearly doubles Middle Tennessee office network
Joint webcast to begin at 9:00 a.m. CDT
Aug. 16, 2007
Presentation and streaming audio: http://www.pnfp.com
Audio only: 1-800-322-9079 (passcode — 9106575)
     NASHVILLE, Tenn., Aug. 15, 2007 — Pinnacle Financial Partners Inc. (Nasdaq/NGS: PNFP) and Mid-America Bancshares Inc. announced today the execution of a definitive agreement for Pinnacle Financial Partners Inc. (“Pinnacle”) to acquire all of the common stock of Mid-America Bancshares Inc. (“Mid-America”) in a transaction valued at approximately $196.2 million based on Pinnacle’s closing price on August 14, 2007. Terms of the agreement call for each share of Mid-America to receive 0.4655 Pinnacle shares and $1.50 in cash which results in the transaction approximating 90 percent paid in PNFP shares and 10 percent paid in cash.
     Mid-America is a $1.1 billion bank holding company formed in 2006 for the purpose of combining two high-growth Nashville MSA community banks: PrimeTrust Bank and Bank of the South, both founded in 2001. The two banks joined together in a merger of equals transaction in September 2006 and have continued to use their original names and have maintained separate operating systems since becoming part of Mid-America.
     The combination of Pinnacle and Mid-America provides many opportunities to both companies’ shareholders, including:
•	Growth potential — Pinnacle, PrimeTrust and Bank of the South are among the top 10 fastest growing banks in the United States when compared to other banks chartered in the same year (PNFP No. 1 for 2000; PrimeTrust No. 8 for 2001; Bank of the South No. 10 for 2001).

•	Accretion to Pinnacle’s estimated GAAP earnings in 2008.

•	A stronger presence in the Nashville-Davidson-Murfreesboro MSA, one the fastest growing MSAs in the United States.

•	Further diversification of Pinnacle’s revenue base with opportunities to leverage insurance, investment management, trust and treasury management across a larger franchise.

•	Anticipated savings of approximately $7.0 million in 2008 and $8.4 million in 2009, including reductions through the consolidation of two operating platforms into Pinnacle’s operating system and an anticipated branch consolidation which includes the realignment of three branches within close proximity of existing Pinnacle offices.

•	Increased liquidity and float for both shareholder groups.
     Subject to shareholder and regulatory approval and customary closing conditions, the transaction is expected to close in late 2007 or early 2008. At that time, projected assets should approximate $4.0 billion with Pinnacle operating 31 offices in nine counties, including several high-growth counties new to the Pinnacle footprint.
     The two firms will host a joint webcast conference call to discuss the definitive agreement and other aspects of the business combination at 9:00 a.m. CDT on Thurs., Aug. 16, 2007. Interested parties may access the webcast by logging on to http://www.pnfp.com and selecting the webcast icon on Pinnacle’s home page. The webcast is expected to last approximately one hour and will be available for 60 days for those who cannot participate in the live webcast.

     “The acquisition is consistent with Pinnacle’s strategy to continue to acquire high growth Middle Tennessee institutions. Along with Pinnacle, Bank of the South and PrimeTrust are among the fastest-growing banks in the nation,” said M. Terry Turner, Pinnacle president and chief executive officer. “This acquisition will accelerate the rapid growth we had already projected for Pinnacle. It also brings together three institutions with strong records of performance, credit quality, client satisfaction and a highly complementary geographic footprint.”
     Mid-America reported $1.1 billion in total assets and $904 million in deposits as of June 30, 2007, and currently operates 15 offices, including one under construction in the Hermitage area of Nashville. Pinnacle plans to consolidate three of Mid-America’s offices into nearby Pinnacle locations in Rutherford and Williamson counties and to redeploy the staff from these offices to other nearby branch offices.
     Pinnacle, with 18 offices in five Middle Tennessee counties, reported total assets of $2.3 billion and total deposits of nearly $1.8 billion as of June 30, 2007. In April, Pinnacle announced a denovo expansion into Knoxville, another major metropolitan market in East Tennessee.
     The combined institution will be the largest independent bank headquartered in the Nashville MSA; have the fourth-largest market share in the Nashville MSA; the No. 1 share position in Rutherford County; and the No. 2 market share in Wilson and Cheatham counties.
     Three Mid-America board members will become directors of Pinnacle’s board of directors.
     Gary Scott, chairman and CEO of PrimeTrust Bank, will be Pinnacle’s area chairman with continued responsibilities for Dickson, Cheatham and part of Williamson counties.
     “Our Mid-America clients will benefit from Pinnacle’s comprehensive portfolio of sophisticated products and services not typically available in a community bank. In addition, both Pinnacle and Mid-America’s clients will enjoy the convenience of a significantly expanded distribution system throughout Middle Tennessee,” Scott said.
     David Major, chairman and CEO of Bank of the South, will be Pinnacle’s area chairman with continued responsibilities for Wilson County.
     “Pinnacle and Mid-America banks share a deep commitment to delivering exceptional client service. By combining our resources and our talents, we will enhance our potential to take even greater advantage of the very attractive opportunities in the growing Middle Tennessee market,” Major said.
     Jason West, president and COO of PrimeTrust Bank, will become Pinnacle’s area executive for Dickson, Cheatham and part of Williamson County and a member of Pinnacle’s Leadership Team.
     Sam Short, president and COO of Bank of the South, will become Pinnacle’s area executive for Wilson County and will also be a member of Pinnacle’s Leadership Team.
     Pinnacle Chairman Robert A. McCabe Jr. said, “We look forward to making Pinnacle’s wealth management expertise in investments, trust, insurance and financial planning available to the Mid-America client base. Other important advantages are our full suite of treasury management services and an approximate 50 percent increase in Pinnacle’s in-house lending limit, which will allow us to better serve our larger clients.”
     Under the terms of the definitive agreement, shareholders of Mid-America will receive a fixed exchange of 0.4655 shares of Pinnacle common stock for each share of Mid-America common stock they own and $1.50 in cash. The aggregate consideration approximates 6.6 million shares of PNFP common stock and $21.3 million in cash. As a result, Mid-America shareholders will own approximately 30 percent of the combined firm. Including restricted shares, Mid-America had approximately 14.2 million common shares outstanding as of Aug. 7, 2007.
     The acquisition, unanimously approved by the two companies’ boards of directors, will be accretive to Pinnacle’s estimated earnings per share in the first 12 months of operations after closing, exclusive of any merger-related charges. It is anticipated that the resulting cost synergies from the combination of the two firms will increase the combined company’s anticipated 2008 net earnings per diluted share by approximately $0.03, including the amortization costs associated with intangibles and the funding costs associated with the acquisition.
     Systems conversions are scheduled to be completed during the first quarter of 2008. Until that time, PrimeTrust and Bank of the South will continue to operate under their current brands. PrimeTrust and Bank of the South will change their names to Pinnacle when the systems platforms of the three companies are combined.
     Sandler O’Neill + Partners served as financial advisor to Pinnacle. Hovde Financial LLC acted as financial advisor to Mid-America.

     In connection with the proposed acquisition of Mid-America, Pinnacle will file with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of Pinnacle common stock to be issued to the shareholders of Mid-America.
     The registration statement will include a joint proxy statement/prospectus that will be sent to the shareholders of Pinnacle and Mid-America seeking their approval of the proposed transaction.
INVESTMENT OUTLOOK
     Management has developed several financial forecast scenarios for the next several quarters. Based on anticipated growth trends and future investments in the franchise, Pinnacle estimates its third quarter 2007 diluted earnings per share will approximate $0.33 to $0.36, exclusive of any merger-related charges. Additionally, based on anticipated growth trends and future investments in the franchise, Pinnacle estimates its 2007 earnings will approximate $1.39 to $1.45 per fully diluted share, exclusive of merger-related expenses.
     As noted previously, management has developed several scenarios under which these estimates can be achieved and believes these estimates to be reasonable based on these scenarios. However, unanticipated events or developments including the execution of any initiative involving the development of any market other than the current Nashville-Davidson-Murfreesboro MSA, the opportunity to hire more seasoned professionals than anticipated or the ability to grow loans significantly in excess of the levels contemplated may cause the actual results of Pinnacle to differ materially from these estimates.
     Pinnacle Financial Partners Inc., the largest financial services firm headquartered in Nashville, provides a full range of banking, investment and insurance products and services designed for small- to mid-sized businesses and their owners, real estate professionals and individuals interested in a deep relationship with their financial institution. Pinnacle provides financial planning services and comprehensive wealth management services to help clients increase, protect and distribute their assets. The firm also has a well-established expertise in commercial real estate.
     Pinnacle opened its first office in October 2000 in Commerce Center in downtown Nashville. Since then the firm has added offices in the Donelson, Green Hills, Rivergate and West End areas of Davidson County; in Brentwood, Cool Springs and Franklin in Williamson County; in Hendersonville in Sumner County and in Knoxville, Tenn. Its merger with Cavalry

Bancorp in 2006 added eight offices in Rutherford County and one in Bedford County to the franchise.
     Additional information concerning Pinnacle can be accessed at http://www.pnfp.com.
     Additional information concerning Mid-America can be accessed at http://www.mid-americabancsharesinc.com, http://www.primetrustbank.com and http://www.bankofthesouth.net.
Additional Information and Where to Find It
     In connection with the proposed merger, Pinnacle Financial Partners, Inc. and Mid-America Bancshares, Inc. will file a joint proxy statement/prospectus with the Securities and Exchange Commission (“SEC”).
     INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PINNACLE, MID-AMERICA AND THE PROPOSED TRANSACTION.
     Investors and security holders may obtain free copies of these documents once they are available through the website maintained by the SEC at http://www.sec.gov. Free copies of the joint proxy statement/prospectus also may be obtained by directing a request by telephone or mail to Pinnacle Financial Partners Inc., 211 Commerce Street, Suite 300, Nashville, TN 37201, Attention: Investor Relations (615) 744-3742 or Mid-America Bancshares, Inc., 7651 Highway 70, South, Nashville, TN 37221 Attention: Investor Relations (615) 662-6026.
     This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.
Participants in the Solicitation
     The directors and executive officers of Pinnacle and Mid-America may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction. Information about Pinnacle’s directors and executive officers is contained in the proxy statement filed by Pinnacle with the Securities and Exchange Commission on March 15, 2007, which is available on Pinnacle’s web site (www.pnfp.com) and at the address provided above. Information about Mid-America’s directors and executive officers is contained in the proxy statement filed by Mid-America with the Securities and Exchange Commission on April 2, 2007 which is available on Mid-America’s website (www.mid-americabancsharesinc.com) and at the address provided above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests by security holding or otherwise, will be contained in the joint proxy statement/prospectus and other relevant material to be filed with the Securities and Exchange Commission when they become available. These documents will be available to investors free of charge on the Securities and Exchange Commission’s website at the above address.
Forward-Looking Statements
     All statements, other than statements of historical fact included in this release, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “intend,” “plan,” “believe,”

“seek,” “estimate” and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking including statements about the benefits of the merger to Pinnacle and Mid-America, Pinnacle’s and Mid-America’s future financial and operating results and Pinnacle’s and Mid-America’s plans, objectives and intentions. All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of Pinnacle or Mid-America to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others, (1) the risk that the cost savings and any revenue synergies from the merger may not be realized or take longer than anticipated, (2) disruption from the merger with customers, suppliers or employee relationships, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (4) the risk of successful integration of the two companies’ businesses, (5) the failure of Mid-America’s or Pinnacle’s shareholders to approve the merger, (6) the amount of the costs, fees, expenses and charges related to the merger, and (7) the ability to obtain required governmental approvals of the proposed terms of the merger and anticipated schedule. Additional factors which could affect the forward looking statements can be found in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K of both Pinnacle and Mid-America filed with or furnished to the Securities and Exchange Commission and available on the Commission’s website at http://www.sec.gov. Pinnacle and Mid-America disclaim any obligation to update or revise any forward-looking statements contained in this release which speak only as of the date hereof, whether as a result of new information, future events or otherwise.
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Pinnacle Financial Partners and Mid-America Bancshares
Merger Fact Sheet
August 15, 2007
Anticipated Size at Closing (Projected for fourth quarter 2007 or first quarter 2008)
•	Nearly $4 billion in assets

•	Second largest bank holding company headquartered in Tennessee

•	Fourth largest market share in the Nashville-Davidson-Murfreesboro MSA

•	No. 1 market share in Rutherford County; No. 2 in Cheatham and Wilson Counties
Total Assets
•	PNFP — $2.3 billion (as of June 30, 2007)

•	Mid-America — $1.1 billion (as of June 30, 2007)
Current Offices
•	Pinnacle: 19

•	Mid-America: 15 (includes one under construction)

County	Pinnacle	Bank of	PrimeTrust
		the South
Bedford	1
Cheatham			1
Davidson	5	1	2	*
Dickson			1
Knox	1
Rutherford	8	2 **
Sumner	1
Wilson		5
Williamson	3		3	***

*	Opening of Hermitage location anticipated to be in 4Q 2007.

**	Both Bank of the South locations will be consolidated with the nearby Pinnacle locations in Rutherford County (Smyrna and Murfreesboro)

***	PrimeTrust Bank in Williamson County (Franklin) will be consolidated with the nearby Pinnacle location in Williamson County (Franklin).
Number of Associates at June 30, 2007
•	Pinnacle: 456

•	Mid-America: 242

Map of Combined Footprint
Trading Symbols
•	Pinnacle: PNFP (Nasdaq/NGS)

•	Mid-America: NA
Websites
•	Pinnacle: http://www.pnfp.com

•	Mid America Bancshares: http://www.mid-americabancsharesinc.com

•	PrimeTrust: http://www.primetrustbank.com

•	Bank of the South: http://www.bankofthesouth.net